UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41827	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd., Suite 150
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2024 (the “Closing Date”), MEI Pharma, Inc., a Delaware corporation (the “Company”), and Aardvark Therapeutics, Inc., a Delaware corporation (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Company sold its rights, title and interest in and to certain assets related to ME-344 (the “Program Candidate”), including relevant intellectual property rights, technology and contracts. Pursuant to the Asset Purchase Agreement, the Purchaser paid the Company an initial payment of $500,000 in cash plus the Reimbursement Amount (as defined in the Asset Purchase Agreement) at the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) and may make payments up to $62 million after the Closing (the “Milestone Payments”), payable upon the achievement of certain milestones regulatory approval and sales related to the Program Candidate (the “Milestone Events”). The Purchaser also assumed certain liabilities of the Company arising after the Closing, including liabilities arising under the transferred contracts.

The Asset Purchase Agreement and the transactions contemplated therein were approved by the board of directors of the Company. The Asset Purchase Agreement contains customary representations, warranties and covenants of each of the Company and the Purchaser. Subject to specified survival limitations, the representations and warranties contained in the Asset Purchase Agreement terminated immediately following the Closing.

Other than the Asset Purchase Agreement, there exists no material relationship between the Company, its affiliates or any of the Company’s directors and officers, on the one hand, and the Purchaser, on the other. The terms of the transaction were negotiated between the Company and the Purchaser on an arms-length basis.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Asset Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts since they were made only as of the date of the Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties might change after the date of the Asset Purchase Agreement, which subsequent information might or might not be fully reflected in public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 22, 2024, the Company completed the transactions contemplated by the Asset Purchase Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, by and between MEI Pharma, Inc. and Aardvark Therapeutics, Inc., dated as of October 22, 2024.

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

Date:	October 25, 2024	By:	/s/ Justin J. File
Justin J. File Acting Chief Executive Officer, Chief Financial Officer and Secretary